UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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THE L.S. STARRETT COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE L.S. STARRETT COMPANY

121 Crescent Street

Athol, Massachusetts 01331

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

OCTOBER 12, 2005

NOTICE IS HEREBY GIVEN that the Annual Meeting of the stockholders of The L.S. Starrett Company will be held at the Company’s offices at 121 Crescent Street, Athol, Massachusetts 01331, on Wednesday, October 12, 2005 at 2:00 p.m. for the following purposes:

1.	To elect a class of three directors, each to hold office for a term of three years and until his successor is chosen and qualified.

2.	To consider and act upon any other matter that may properly come before the meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed August 17, 2005 as the record date for the determination of stockholders entitled to vote at the Annual Meeting, or any adjournments thereof, and to receive notice thereof. The transfer books of the Company will not be closed.

You are requested to execute and return the enclosed proxy, which is solicited by the management of the Company.

STEVEN A. WILCOX, Clerk

Athol, Massachusetts

September 19, 2005

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED FORM OF PROXY IN THE ENCLOSED STAMPED AND ADDRESSED ENVELOPE OR, ALTERNATIVELY, COMPLETE YOUR PROXY BY TELEPHONE OR OVER THE INTERNET AS DESCRIBED IN THE ENCLOSED INSTRUCTIONS. IF YOU DESIRE TO VOTE YOUR SHARES IN PERSON AT THE ANNUAL MEETING, YOUR PROXY WILL BE RETURNED TO YOU.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

OF

THE L.S. STARRETT COMPANY

121 CRESCENT STREET

ATHOL, MASSACHUSETTS 01331

The enclosed form of proxy and this Proxy Statement have been mailed to stockholders on or about September 19, 2005 in connection with the solicitation by the Board of Directors of The L.S. Starrett Company (the “Company”) of proxies for use at the Annual Meeting of Stockholders to be held at the Company’s offices at 121 Crescent Street, Athol, Massachusetts 01331, on Wednesday, October 12, 2005 at 2:00 p.m., or at any adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

It is the intention of the persons named as proxies to vote shares represented by duly executed proxies for the proposals described in this Proxy Statement unless contrary specification is made. Any such proxy may be revoked by a stockholder at any time prior to the voting of the proxy by a written revocation received by the Clerk of the Company, by properly executing and delivering a later-dated proxy, or by attending the meeting, requesting return of the proxy and voting in person. A proxy, when executed and not so revoked, will be voted at the meeting, including any adjournments thereof; and if it contains any specifications, it will be voted in accordance therewith. If no choice is specified, proxies will be voted in favor of the proposals described in this Proxy Statement.

Stockholders of record at the close of business on August 17, 2005 are entitled to vote at this meeting. On that date, the Company had outstanding and entitled to vote 5,545,975 shares of Class A Common Stock (the “Class A Stock”) and 1,118,077 shares of Class B Common Stock (the “Class B Stock” and together with the Class A Stock, the “Common Stock”). Each outstanding share of Class A Stock entitles the record holder thereof to one vote and each outstanding share of Class B Stock entitles the record holder thereof to ten votes. The holders of Class A Stock are entitled to elect 25% of the Company’s directors to be elected at each meeting and such holders voting together with the holders of Class B Stock as a single class are entitled to elect the remaining directors to be elected at the meeting. Except for the foregoing and except as provided by law, all actions submitted to a vote of stockholders will be voted on by the holders of Class A and Class B Stock voting together as a single class. The Company’s Board of Directors is divided into three classes with one class to be elected at each annual meeting of stockholders.

I. ELECTION OF DIRECTORS

The Board of Directors has fixed the number of directors at seven and designated Ralph G. Lawrence, Antony McLaughlin and Stephen F. Walsh to serve as Class I Directors; Douglas A. Starrett and Robert L. Montgomery, Jr. to serve as Class II Directors; and Richard B. Kennedy and Terry A. Piper to serve as Class III Directors; and, in the case of each director, until his successor is chosen and qualified.

It is the intention of the persons named in the proxy to vote for the election of the three persons named below as Class I Directors, each to hold office for a term of three years and until his successor is chosen and qualified.

The names and ages of the nominees for director proposed by the management, their principal occupations, the significant business directorships they hold, and the years in which they first became directors of the Company are as follows:

Name (Age)	Principal Occupation During Last Five Years and Directorships	Director Since

Class I — Director to be elected by Class A Stockholders:
Ralph G. Lawrence (62)	Until retirement in 2003, President and Chief Operating Officer, Hyde Manufacturing Company, a producer of hand tools and specialty machine blades.	2003

Class I — Directors to be elected by Class A and Class B Stockholders:
Antony McLaughlin (76)	President, Starrett Industria e Comercio Ltda. (Brazil), a wholly-owned subsidiary of the Company.	2002

Stephen F. Walsh (59)	Since 2005, Senior Vice President Operations of the Company. From 2003 to 2005, Vice President Operations of the Company. Prior to 2003, Mr. Walsh was President of the Silicon Carbide Division of Saint-Gobain Industrial Ceramics, a producer of ceramic and abrasive products.	2005

The following table sets forth the names and ages of the Class II and Class III Directors, their principal occupations, the significant business directorships they hold, the years in which they first became directors of the Company and the years that their current term in office expires:

Name (Age)	Principal Occupation During Last Five Years and Directorships	Director Since	Term Expires

Class II Directors:
Robert L. Montgomery, Jr. (67)	Until retirement in 2004, Executive Vice President, Chief Financial Officer and director of Columbus McKinnon Corporation, Amherst, New York, a public company and a designer and manufacturer of material handling products, systems and services.	2004	2006

Douglas A. Starrett (53)	Since September 2001, President and Chief Executive Officer of the Company; prior to September 2001, President of the Company.	1984	2006

Class III Directors:
Richard B. Kennedy (62)	Since 2004, President and Chief Executive Officer, Worcester Regional Chamber of Commerce, Worcester, Massachusetts. From 2002 to 2004, Associate Principal and Market Strategy Consultant, Frank Lynn & Associates, Chicago, Illinois. From 2000 to 2001, Executive Vice President and Director of GlobalBA.com, a start-up serving the chemical industry. Until 1999, Vice President Marketing, Saint-Gobain Abrasives, Worcester, Massachusetts, a producer of abrasive products.	1996	2007

Terry A. Piper (60)	Chairman, President and Chief Executive Officer of Precision Steel Warehouse, Inc., Franklin Park, Illinois, a wholesale steel service center.	2003	2007

Mr. Walsh was elected to the Board of Directors on June 1, 2005 to fill the vacancy created by the retirement from the Board on that day of Roger U. Wellington, Jr., who had served as a director since 1987. Mr. Walsh was elected upon the recommendation of the Board’s Corporate Governance and Nominating Committee.

Mr. McLaughlin’s total compensation from the Company for fiscal year 2005, which ended on June 25, 2005 was approximately $170,000. Within the last five years, Mr. Kennedy served as the executive vice president and a director of GlobalBA.com. When GlobalBA.com was not able to secure a second round of financing, it made an assignment for the benefit of its creditors.

The Board of Directors has determined that Messrs. Kennedy, Lawrence, Montgomery and Piper are “independent” directors, as defined by the applicable New York Stock Exchange rules.

GENERAL INFORMATION RELATING TO THE BOARD

OF DIRECTORS AND ITS COMMITTEES

The Board of Directors held four regular and two special meetings during fiscal 2005. Each of the Company’s directors attended at least 75% of the aggregate of all meetings of the Board and of all committees on which he was a member. In addition, the Company’s non-management directors met in executive session without management participation four times during fiscal 2005. A regular Board meeting is traditionally held immediately following the Annual Meeting but the Board does not have a policy requiring the attendance by the directors at the Annual Meeting. All of the directors attended the 2004 Annual Meeting, which was held on October 13, 2004.

The standing committees of the Board are the Audit Committee, the Compensation Committee, the Corporate Governance and Nominating Committee and the Executive Committee. During fiscal 2005, there were eight meetings of the Audit Committee, one meeting of the Compensation Committee, one meeting of the Corporate Governance and Nominating Committee, and no meetings of the Executive Committee.

During fiscal 2005, the members of the Audit Committee were Messrs. Kennedy, Lawrence and Montgomery. In general, the Audit Committee recommends to the Board the independent auditors to be selected and confers with the Company’s independent auditors to review the audit scope, the Company’s internal controls, financial reporting issues, results of the audit and the range of non-audit services. See also “Relationship with Independent Auditors” below. The Board has adopted a written charter for the Audit Committee, which was attached as Annex A to the Company’s August 2003 Proxy Statement and is available on the Company’s web site at www.starrett.com.

The members of the Compensation Committee during fiscal 2005 were Messrs. Kennedy, Piper and Lawrence. The function of the Compensation Committee is to review the salaries of key management personnel and to set the Chief Executive Officer’s salary. The Board has adopted a written charter for the Compensation Committee, which is available on the Company’s web site at www.starrett.com.

The members of the Corporate Governance and Nominating Committee during fiscal 2005 were Messrs. Kennedy, Lawrence, Montgomery and Piper. Each member of the Committee is independent, as defined by the applicable New York Stock Exchange rules. The Board has adopted a written charter for the Corporate Governance and Nominating Committee, which is available on the Company’s web site at www.starrett.com. The Corporate Governance and Nominating Committee is responsible for recommending to the Board nominees for director and for the Company’s corporate governance practices. The Corporate Governance and Nominating Committee recommends to the Board individuals as director nominees who, in the opinion of the Committee, have high personal and professional integrity, have experience that is of particular relevance to the Company, have sufficient time available to devote to the affairs of the Company, and who will be effective, in conjunction with the other nominees and members of the Board, in collectively serving the long-term best interests of the stockholders.

The Corporate Governance and Nominating Committee’s process for identifying and evaluating director candidates, including candidates recommended by stockholders, includes actively seeking to identify qualified individuals by reviewing lists of possible candidates, such as executive officers of public companies, considering proposals from a number of sources, such as the Board of Directors, management, employees, stockholders, industry contacts and outside search firms. The Committee has adopted a policy with respect to submission by stockholders of candidates for director nominees, which is available on the Company’s web site at www.starrett.com. The Committee will consider up to two candidates each year recommended by stockholders under this policy. Any stockholder or group of stockholders (referred to in either case as a “Nominating Stockholder”) that, individually or as a group, have beneficially owned at least 5% of the Company’s voting power for at least one year prior to the date the Nominating Stockholder submits a candidate for nomination as a director may submit in writing one candidate to the Committee for consideration at each stockholder meeting at which directors are to be elected but not later than the 120th calendar day before the first anniversary of the date that the Company released its proxy statement to stockholders in connection with the previous year’s annual meeting. Recommendations should be sent to The L.S. Starrett Company, Attention: Clerk, 121 Crescent Street, Athol, Massachusetts 01331. The recommendation must include specified information about and consent and agreement of the candidate. There are no differences in the manner in which the Committee evaluates candidates for director whether an individual is recommended by a stockholder or otherwise. The Committee will determine whether to interview any candidates and may seek additional information about candidates from third-party sources. In addition, stockholders may nominate individuals for election as director at the Company’s next annual meeting in accordance with the procedures described in Section 3.11 of the Company’s By-laws.

Members of the Executive Committee during fiscal 2005 were Messrs. Starrett, Kennedy and until his retirement, Wellington. The Executive Committee may exercise most Board powers during the period between Board meetings.

During fiscal 2005, directors who were not employees of the Company received an annual retainer fee of $10,000 payable in quarterly installments and a fee of $1,000, plus expenses, for each Board and Committee meeting they attended. For fiscal 2006, the annual retainer fee and the Committee meeting fee remain the same as during fiscal 2005. Only one meeting attendance fee is paid for attending two or more meetings on the same day. Non-employee directors may elect to defer part or all of their director’s fees, in which event such deferred fees and interest thereon will generally be payable in five equal annual installments after they cease to be a director.

A. Audit Committee Report

The Audit Committee operates in accordance with a written charter adopted by the Board and reviewed annually by the Committee. The Committee is responsible for overseeing the quality and integrity of the Company’s accounting, auditing and financial reporting practices. It is composed solely of members who are independent, as defined by the applicable rules of the New York Stock Exchange. Further, Mr. Montgomery is an “audit committee financial expert” as defined by the Securities and Exchange Commission. The Audit Committee is chaired by Mr. Montgomery, who is a certified public accountant and has served as Chief Financial Officer of a public company.

Management has the primary responsibility for the financial statements and the financial reporting process. Management is also responsible for assessing and maintaining the effectiveness of internal control over the financial reporting process in compliance with Sarbanes-Oxley Section 404 requirements. The Audit Committee oversees the Company’s financial reporting process and internal controls on behalf of the Board. In this regard, the Audit Committee helps to ensure the independence of the Company’s auditors, the integrity of management and the adequacy of disclosure to stockholders. Representatives of the Company’s independent auditors, Deloitte & Touche LLP, and financial management and other management personnel have unrestricted access to the Audit Committee.

The Company’s independent auditors are responsible for auditing the Company’s annual financial statements and expressing an opinion as to whether the statements are fairly stated in conformity with accounting principles generally accepted in the United States. In addition, the Company’s independent auditors are responsible for auditing the Company’s internal controls over financial reporting and for expressing opinions on both the effectiveness of controls and management’s assertion as to this effectiveness. The Company’s independent auditors perform their responsibilities in accordance with the standards of the Public Company Accounting Oversight Board.

For fiscal year 2005, management, Deloitte & Touche and the Audit Committee met eight times, including meetings to discuss the Company’s annual and quarterly earnings reports and financial statements prior to each public release of such reports or statements.

With respect to fiscal 2005, the Audit Committee met prior to the issuance of the Company’s Annual Report on Form 10-K, to:

•	review and discuss the audited financial statements with the Company’s management;

•	discuss with Deloitte & Touche, the Company’s independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees); and

•	discuss with Deloitte & Touche its independence and receive from Deloitte & Touche the written disclosures and letter required by Independence Standards Board Standard No. 1.

Based upon these reviews and discussions, the Audit Committee recommended that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 25, 2005 for filing with the Securities and Exchange Commission.

The Audit Committee has considered and determined that the provision of the non-audit services provided by Deloitte & Touche is compatible with maintaining the auditor’s independence.

Audit Committee

Robert L. Montgomery, Jr., Chairman

Richard B. Kennedy

Ralph G. Lawrence

September 8, 2005

This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”) or under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act and the Exchange Act and shall not be deemed soliciting material.

B. Audit Fees and Audit Committee Pre-Approval Policy

Audit Fees

The following table sets forth the approximate aggregate fees billed to the Company for the fiscal years ended June 25, 2005 and June 26, 2004, by the Company’s independent auditors, Deloitte & Touche:

Fee Category	Fiscal 2004 Fees	Fiscal 2005 Fees
Audit Fees	$325,000	$800,000
Audit-Related Fees	15,000	20,000
Tax Fees	155,000	50,000
All Other Fees	20,000	5,000

Total Fees	$515,000	$875,000

“Audit Fees” were for professional services rendered for the audit of the Company’s consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Deloitte & Touche in connection with statutory and regulatory filings or engagements. Audit fees for fiscal 2005 also included services related to the Company’s compliance with Section 404 of the Sarbanes-Oxley Act regarding internal controls over financial reporting.

“Audit-Related Fees” were for assurance and related services that are reasonably related to the performance of the audit or review of Company’s consolidated financial statements and are not reported under “Audit Fees.” These services include employee benefit plan audits and consultations concerning financial accounting and reporting matters not classified as audits.

“Tax Fees” were for professional services for federal, state and international tax compliance, tax advice and tax planning.

“All Other Fees” were for services other than the services reported above.

No fees were paid to Deloitte & Touche for financial information systems design or implementation services during fiscal 2004.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors in order to ensure that the provision of such services does not impair the auditors’ independence. These services may include audit services, audit-related services, tax services and other services. In addition to generally pre-approving, on a case-by-case basis, services provided by the independent auditors, the Audit Committee has adopted a policy for the pre-approval of certain specified services which may be provided by the independent auditors. Under this policy, the Audit Committee has pre-approved the auditors’ engagement for the provision of certain services set forth in a detailed list subject to a specified dollar limit per service which range from $5,000 to $100,000, depending on the service. The services set forth in the list have been identified in a sufficient level of detail so that management will not be called upon to make a judgment as to whether a proposed service fits within the pre-approved service list. Pursuant to the policy, the Audit Committee is informed of the auditors’ provision, if any, of a pre-approved service on a periodic basis and the auditors report to the Audit Committee the fees for any services performed under this pre-approval policy.

C. Compensation Committee Report

During fiscal 2005, the Compensation Committee of the Company was chaired by Richard B. Kennedy. The members of the Committee are Messrs. Kennedy, Lawrence and Piper. The Committee operates in accordance with the written charter adopted by the Board of Directors and reviewed annually by the Committee. We are responsible for reviewing and setting the compensation of the Company’s Chief Executive Officer and for recommending to the full Board of Directors the compensation for the Company’s other executive officers.

Setting compensation is not done by strict formula. It is a subjective judgment based on a number of factors as follows. We do not look at the performance for just one year, but for a number of years, and consider the economic climate in all areas of the world where we operate. We look at how both stockholders and employees at all locations have fared during these periods. In particular, we look at measures affecting stockholders’ equity such as sales revenues and net profit margin, which are key indicators of stockholder value. We also consider stock price movement, bearing in mind that the stock market is generally short-term oriented and subject to pressures that are not under the control of executive officers.

Our executive officers do not have employment contracts, and compensation is primarily made up of base salary and bonus. We make a judgment based on the above listed considerations and on competitive compensation at companies of similar size and in similar fields, as shown by a national survey, The National Executive Compensation Survey. This comprehensive survey covers compensation for top executive positions for manufacturing organizations as measured by sales volume. We also draw on our knowledge of the market cost of any executive who might have to be replaced.

The variable pay for the executive officers who have Company-wide responsibility is the bonus plan. This plan is based upon the return on equity and the net margin on sales. No bonuses are awarded unless certain minimums are exceeded. The combined minimums for return on equity and net margin on sales were not achieved during fiscal 2005 and, as a result, there were no bonuses paid for the year. The Company has not paid a bonus to its executive officers who have Company-wide responsibility since fiscal 1999.

There are also long-term incentives for everyone in the Company, including the executive officers, to own Company stock. This is available by way of a 401(k) plan and stock purchase plans approved by stockholders. The Company does not have special perks for executives that are not available to everyone in the Company, and we maintain a common sense relationship between executive pays and average pays.

The Company has experienced improved financial performance during this fiscal year with a return to profitability and a revenue increase of 9%. While pleased with this improvement, the Company has not achieved the level of financial performance that would warrant significant changes in executive compensation.

In reviewing executive pays, it is our decision to hold executive pays, with the exception of Stephen F. Walsh whose appointment to the Board and increasing responsibilities warrant an increase.

There were no bonuses awarded any executive officers with Company-wide responsibility during or related to this fiscal year.

Compensation Committee

Richard B. Kennedy, Chairman

Ralph G. Lawrence

Terry A. Piper

June 1, 2005

Compensation Committee Interlocks and Insider Participation

During fiscal year 2005, decisions with respect to the compensation of the Company’s executive officers were made by, or upon the recommendation of, the Compensation Committee. During fiscal year 2005, the Compensation Committee consisted of independent directors, as defined by the New York Stock Exchange rules. No member of the Compensation Committee was an officer of the Company nor is any officer of the Company a member of the compensation committee (or similar body) for any employer of the Company’s Compensation Committee members.

D. Remuneration

The following table sets forth on an accrual basis the annual and long-term compensation for the last three fiscal years with respect to the Executive Officers (including one former Executive Officer) of the Company:

		Annual Compensation ($)		Long-Term Compensation
Name and Position	Fiscal Year	Salary	Bonus/ Profit Sharing	Options		All Other Compensation ($) (1)
Douglas A. Starrett President, Chief Executive Officer and Director	2003 2004 2005	270,000 270,000 300,000	— — —	1,000 300 400		3,611 4,000 4,580

Anthony M. Aspin Vice President Sales	2003 2004 2005	120,000 120,000 120,000	— 5,912 8,400	567 — —		800 2,000 2,000

Stephen F. Walsh Senior Vice President Operations and Director	2003 2004 2005	135,000 135,000 160,000	— — —	1,295 1,307 1,870		600 2,250 2,660

Randall J. Hylek Treasurer and Chief Financial Officer (3)	2005	35,000	—	—		—

Roger U. Wellington, Jr. (4)	2003 2004 2005	162,000 162,000 180,000	— — —	5,902 — —	(2)	1,078 2,700 3,000

(1)	Consists of the market value of the one-third matching shares allocated under the Company’s 401(k) Savings Plan.
(2)	Does not include an option for 4,261 shares of Class B stock under the 2002 Employees’ Stock Purchase Plan in December 2002 that Mr. Wellington cancelled prior to the granting of the option for 5,902 shares of Class B stock under the plan.
(3)	Mr. Hylek has been an employee of the Company since April 2005 and was elected Treasurer and Chief Financial Officer of the Company effective June 1, 2005.
(4)	Mr. Wellington retired as Vice President, Treasurer and Chief Financial Officer of the Company effective June 1, 2005, but remained an employee of the Company until July 1, 2005.

E. Retirement Plan

The Company’s Retirement Plan covers all eligible employees who have at least one year of service and have attained age 21. An “eligible employee” is an employee of the Company (or an affiliate of the Company that participates in the Plan) other than a union employee, leased employee, independent contractor, or, except as determined by the Company, a nonresident alien. Benefits under the Retirement Plan are determined by reducing a formula amount calculated under the Retirement Plan by 90% of the annuity value of the employee’s vested account balance, if any, under The L.S. Starrett Company Employee Stock Ownership Plan (the “ESOP”). See “Employee Stock Ownership and 401(k) Savings Plans” below. At no time will the benefit of any participant under the Retirement

Plan be less than such participant’s benefits, if any, under the Retirement Plan before establishment of the ESOP. The formula amount calculated under the Retirement Plan is based on the sum of 1.25% of the employee’s average base salary up to the employee’s Social Security covered compensation plus 1.70% of the employee’s average base salary over covered compensation, times the number of years of credited service up to but not exceeding 35 years. An employee’s average base salary is his average base salary for the five consecutive highest paid of his last ten years of employment.

A special benefit formula applies under the Retirement Plan for eligible employees of the Company’s Evans Rule subsidiary. Under this special formula, participants earn credits to an account equal to 4% per month of monthly compensation (as determined under the Retirement Plan) up to $1,000 and 8% of any additional monthly compensation, plus interest credits as determined under the Retirement Plan. The benefit payable under this special formula is payable as an annuity that is the actuarial equivalent (as determined under the Retirement Plan) of the vested account balance, or as a lump sum. Any Evans Rule employee who has a period of service at the E.R. Rule Company of Puerto Rico, Inc. on or after November 1, 2004 is fully vested in his or her special benefit. In general, the special benefit formula, when it applies, is in lieu of the general Retirement Plan benefit formula and is not subject to any offset for benefits earned under the ESOP.

Pursuant to provisions of the Internal Revenue Code of 1986, as amended, in general, annual compensation that may be taken into account in computing a participant’s benefit under the Retirement Plan is limited (to $210,000 for the plan year beginning on July 1, 2005) and annual annuity benefits may not exceed a specified dollar limit (currently $170,000). The Company has established a Supplemental Executive Retirement Plan (“SERP”) to provide on an unfunded basis out of the general assets of the Company benefits earned under the Retirement Plan formula that are in excess of Internal Revenue Code limits. At June 25, 2005, under the Retirement Plan and SERP the credited years of service of certain executive officers of the Company and their credited salaries as of such date were as follows: Douglas A. Starrett—27 1/2 years, $300,000; Roger U. Wellington, Jr.—19 1/2 years, $180,000; Anthony M. Aspin—13 1/2 years, $120,000; and Stephen F. Walsh—2 1/2 years, $160,000.

The following table sets forth estimates of the pre-offset formula benefit amount for employees in various salary and years-of-service categories, calculated as a benefit payable as if an employee retired in 2005 at age 65. In the case of any employee with a vested account balance under the ESOP, the formula benefit amount under the Retirement Plan would be subject to offset by 90% of the annuity value of the ESOP vested account balance, but no deduction would be made for Social Security benefits or other offset amounts. The estimated benefit amounts set forth below are calculated under the general Retirement Plan benefit formula, not the special benefit formula for Evans Rule employees.

PENSION PLAN TABLE

	Years of Credited Services
Average Annual Earnings	15	20	25	30	35
$100,000	$22,372	$ 29,829	$ 37,286	$ 44,744	$ 52,201
125,000	28,747	38,329	47,911	57,494	67,076
150,000	35,122	46,829	58,536	70,244	81,951
175,000	41,497	55,329	69,161	82,994	96,826
200,000	47,872	63,829	79,786	95,744	111,701
225,000	54,247	72,329	90,411	108,494	126,576
250,000	60,622	80,829	101,036	121,244	141,451
275,000	66,997	89,329	111,661	133,994	156,326
300,000	73,372	97,829	122,286	146,744	171,201
325,000	79,747	106,329	132,911	159,494	186,076
350,000	86,122	114,829	143,536	172,244	200,951
375,000	92,497	123,329	154,161	184,994	215,826

F. Employee Stock Ownership and 401(k) Savings Plans

The Company also maintains an ESOP, established in 1984, and a 401(k) Savings Plan, established in 1986. Both plans are designed to supplement retirement benefits provided under the Company’s Retirement Plan and to enable employees to share in the growth of the Company.

As drafted, the ESOP covers all domestic employees who have at least one year of service and have attained age 21. However, as of June 30, 1994, all of the shares of Common Stock in the ESOP have been allocated to participant accounts, and future ESOP contributions by the Company (if any) are discretionary. Employees who retire, die, or otherwise terminate employment will be entitled to receive their account balance, if any, under the ESOP, which will generally be distributed at the same time that the employee is eligible to begin receiving a benefit under the Retirement Plan. An amount equal to 90% of an employee’s ESOP account balance, if any, expressed in annuity form, will be used to offset the employee’s benefit under the Retirement Plan. See “Retirement Plan” above.

The 401(k) Savings Plan is a savings and salary deferral plan that is intended to qualify for favorable tax treatment under Section 401(a) of the Internal Revenue Code. To be a participant in the 401(k) Savings Plan (a “Participant”) an eligible employee must have completed six months of service and be at least 18 years old. Participants may authorize deferral of a percentage of their compensation through payroll deductions, subject to any limitations imposed by the 401(k) Savings Plan administrator, which the Company will contribute to a trust fund established for the 401(k) Savings Plan (the “401(k) Trust”).

The Company contributes to the 401(k) Savings Plan for the benefit of each Participant a matching contribution equal to one-third of the first 5% of the Participant’s compensation (as determined under the 401(k) Savings Plan) that the Participant contributes as a salary deferral for each month. The Company may prospectively increase or decrease the matching contribution formula. Under current vesting rules, matching contributions vest after three years of service (as determined under the 401(k) Savings Plan) and salary deferral contributions vest immediately.

Participants are not subject to federal or state income tax on salary deferral contributions or on Company matching contributions or the earnings thereon until such amounts are withdrawn from the 401(k) Savings Plan. Matching contributions to the 401(k) Savings Plan are required to be invested in the Company stock fund until the Participant has attained age 59 1/2. Other Plan accounts, including salary deferral contributions, held for the benefit of the Participant are diversifiable.

Assets of the Plan, including Company stock, are held in trust. Company stock is held in a unitized fund that includes both Company stock and cash. Circle Trust Company is the trustee of the 401(k) Trust.

Diversifiable portions of a Participant’s accounts may be invested (along with any earnings) as the Participant directs in one or more of the investments made available by the Plan administrator, including the Company stock fund. Withdrawals from the 401(k) Savings Plan may only be made upon termination of employment, attainment of age 59 1/2 or in connection with certain provisions of the Plan that permit hardship withdrawals. The 401(k) Savings Plan also permits loans to Participants.

For the last three fiscal years (2003, 2004 and 2005), Company matching contributions for all executive officers of the Company as a group were $34,153 and for all employees of the Company as a group were $710,200.

G. Employees’ Stock Purchase Plan

The Company currently has in effect for the benefit of eligible employees the 2002 Employees’ Stock Purchase Plan (the “2002 Plan”) to provide a convenient means for these employees to acquire an interest in the future of the Company by purchasing up to 800,000 shares of Common Stock. At June 25, 2005, there were 1,082 employees eligible to participate in the 2002 Plan. The 2002 Plan was approved by stockholders at the Company’s 2002 Annual Meeting. The option price to purchase shares of the Company’s Common Stock is the lower of 85% of the market price on the date of grant or 85% of the market price on the date of exercise (two years from the date of grant).

The Company also sells treasury shares to employees under an Employees’ Stock Purchase Plan adopted in 1952 (the “1952 Plan”). The Company, from time to time, purchases these shares in the open market to be held in treasury. The Company pays brokerage and other expenses incidental to purchases and sales under the 1952 Plan and employees may authorize regular payroll deductions for purchases of shares.

The following table sets forth information regarding options for shares of the Company’s Common Stock under the terms of the Company’s stock purchase plans for the Executive Officers (including one former Executive Officer) of the Company:

OPTION GRANTS IN LAST FISCAL YEAR

	Class of Stock and Number of Options Granted	As % of Total Employee Grants	Price ($) at Grant Date	Exercise Price ($) (1)	Expiration Date	Grant Date Value ($) (2)
Douglas A. Starrett	200 Class B	1.2	19.20	16.32	11/30/06	900
	200 Class B	1.5	17.57	14.94	6/7/07	800

Anthony M. Aspin	–	–	–	–	–	–

Stephen F. Walsh	1,470 Class B	9.0	19.20	16.32	11/30/06	6,600
	400 Class B	3.0	17.57	14.94	6/7/07	1,700

Randall J. Hylek	–	–	–	–	–	–

Roger U. Wellington, Jr.	–	–	–	–	–	–

(1)	Exercise price represents 85% of market price on dates of grant. Exercise price will be 85% of market price on date of exercise, if lower.
(2)	Based on the Black-Scholes option pricing model (assuming volatility of 21-29% and interest at 2.9% to 3.6%).

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR END VALUES

	Number of Shares Acquired	Value ($) Realized	Number of Unexercised Options at Fiscal Year End (None Exercisable)	Value ($) of Unexercised In-The-Money Options at Fiscal Year End (None Exercisable)
Douglas A. Starrett	1,000	5,450	700	2,600
Anthony M. Aspin	–	–	–	–
Stephen F. Walsh	1,295	6,485	3,177	6,000
Randall J. Hylek	–	–	–	–
Roger U. Wellington, Jr.	5,902	37,537	–	–

H. Stock Performance Graph

The following graph sets forth information comparing the cumulative total return to holders of the Company’s Common Stock over the last five fiscal years with (1) the cumulative total return of the Russell 2000 Index (“Russell 2000”) and (2) a peer group index (the “Peer Group”) reflecting the cumulative total returns of certain small cap manufacturing companies as described below. The Company’s Peer Group consists of: Badger Meter, Inc., Baldor Electric Co., Chicago Rivet & Machine Co., Cuno Inc., The Eastern Company, Esco Technologies Inc., Federal Screw Works, National Presto Industries, Inc., Park-Ohio Holdings Corp., Penn Engineering & Manufacturing Corp. (through 2004), Regal-Beloit Corp., Tecumseh Products Co., Tennant Co. and WD-40 Co.

	BASE	FY2001	FY2002	FY2003	FY2004	FY2005
PEER GROUP	100.0	115.8	133.0	121.8	152.2	183.3
STARRETT	100.0	121.9	154.9	83.8	107.0	123.5
RUSSELL 2000	100.0	96.4	86.9	84.3	112.4	123.1

I. Security Ownership of Certain Owners and Management

1.    Security Ownership of Management

The following table and accompanying footnotes set forth certain information about the beneficial ownership of the Company’s Common Stock as of August 17, 2005 by the Directors, the Executive Officers (including one former Executive Officer and Director) and all Directors and Executive Officers as a group.

Name of Beneficial Owner	Title of Class of Common Stock	Amount and Nature of Beneficial Ownership (1)	Percent of Class
Douglas A. Starrett(2)	Class A	25,101	*
	Class B	64,302	5.8

Anthony M. Aspin(3)	Class A	2,678	*
	Class B	361	*

Stephen F. Walsh(4)	Class A	1,901	*
	Class B	1,307	*

Randall J. Hylek(5)	Class A	–	–
	Class B	–	–

Roger U. Wellington, Jr.(6)	Class A	10,311	*
	Class B	1	*

Antony McLaughlin	Class A	–	–
	Class B	–	–

Richard B. Kennedy(7)	Class A	125	*
	Class B	–	–

Ralph G. Lawrence	Class A	–	–
	Class B	–	–

Robert L. Montgomery, Jr.	Class A	1,000	*
	Class B	–	–

Terry A. Piper	Class A	200	*
	Class B	–	–

All Directors and Executive Officers (as a Group 10 persons)	Class A	41,316	*
	Class B	65,971	5.9

*	Less than one percent (1%)
(1)	Shares are held with sole voting and investment power except as indicated below.
(2)	Includes 6,550 Class A and 21,466 Class B shares held with shared voting and investment power and 13,402 Class A and 1,782 Class B shares held with sole voting power only. Does not include shares of Common Stock held by Mr. Starrett as Trustee under the ESOP except for 3,546 Class A and 1,545 Class B shares allocated to Mr. Starrett’s ESOP account. See Note 5 under “Security Ownership of Certain Beneficial Owners” below.
(3)	Includes 18 Class A shares with shared voting and investment power and 2,660 Class A and 361 Class B shares with sole voting power only.
(4)	Includes 1,000 Class A shares and 1,295 Class B shares held with shared voting and investment power and 501 Class A shares and 12 Class B shares with sole voting power only.
(5)	Mr. Hylek was elected Chief Financial Officer and Treasurer effective upon Mr. Wellington’s retirement from those positions on June 1, 2005. Does not include shares of Common Stock held by Mr. Hylek as Trustee under the ESOP. See Note 5 under “Security Ownership of Certain Beneficial Owners” below.

(6)	Mr. Wellington retired from the Board of Directors and as Vice President, Chief Financial Officer and Treasurer of the Company on June 1, 2005. Includes 3,819 Class A shares held with shared voting and investment power and 52 Class A and 1 Class B shares held with sole voting power only.
(7)	Shares are held with shared voting and investment power.

2.    Security Ownership of Certain Beneficial Owners

The following table and accompanying footnotes sets forth the persons or groups known by the Company to be beneficial owners of more than 5% of the Company’s Common Stock as of August 17, 2005.

Name and Address of Beneficial Owners	Title of Class of Common Stock	Amount and Nature of Beneficial Ownership	Percent of Class
Private Capital Management, L.P.(1) 3003 Tamiami Trail North Naples, FL 34103	Class A Class B	838,695 –	15.1 –

Brandes Investment Partners, LLC(2) 11988 El Camino Real, Suite 500 San Diego, CA 92130	Class A Class B	431,050 –	7.8 –

Royce & Associates, LLC(3) 1414 Avenue of the Americas New York, NY 10019	Class A Class B	318,000 –	5.7 –

Circle Trust Company(4) One State Place Stamford, CT 06902	Class A Class B	578,892 13,770	10.4 1.2

Harold J. Bacon, Douglas A. Starrett and Randall J. Hylek, as Trustees under The L.S. Starrett Company’s Employees Stock Ownership Plan(5) c/o The L.S. Starrett Company 121 Crescent Street Athol, MA 01331	Class A Class B	566,477 250,801	10.2 22.4

Douglas A. Starrett(6) c/o The L.S. Starrett Company 121 Crescent Street Athol, MA 01331	Class A Class B	25,101 64,302	* 5.8

*	Less than one percent (1%)
(1)

Share information is based upon information set forth in the Schedule 13F for the Quarter ended June 30, 2005 filed by Private Capital Management, L.P. (“Private Capital”) with the Securities and Exchange Commission (“SEC”) on August 15, 2005. Bruce S. Sherman is the CEO of Private Capital and Gregg J. Powers is the President of Private Capital. In these capacities, Messrs. Sherman and Powers exercise shared dispositive and shared voting power with respect to shares held by Private Capital’s clients and managed by Private Capital. Messrs. Sherman and Powers disclaim beneficial ownership for the shares held by Private Capital’s clients and disclaim the existence of a group.

(2)	Share information is based upon information set forth in the Schedule 13F for the Quarter ended June 30, 2005 filed by Brandes Investments Partners LLC with the SEC on August 15, 2005. Shares are held with sole voting and dispositive power.
(3)	Share information is based upon information set forth in a Schedule 13F for the Quarter ended June 30, 2005 filed by Royce & Associates, LLC with the SEC on August 4, 2005.
(4)	Circle Trust Company acts as Trustee of the Company’s 401(k) Savings Plan and in that capacity shares voting power with respect to the shares of Common Stock with and subject to direction from participants in the 401(k) Savings Plan. Circle Trust Company disclaims beneficial ownership as to all of the shares in the 401(k) Savings Plan.
(5)	Harold J. Bacon, Douglas A. Starrett and Randall J. Hylek in their capacity as Trustees under the ESOP (the “ESOP Trustees”) hold the shares with sole dispositive power subject to the terms of the ESOP. The ESOP Trustees disclaim beneficial ownership of the ESOP shares except with respect to their own vested shares in the ESOP.
(6)	See Note 2 under “Security Ownership of Management” above.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires directors and officers of the Company and persons who own more than 10% of any class of equity securities of the Company registered under the Exchange Act to file with the Securities and Exchange Commission, the New York Stock Exchange and the Company initial reports of ownership and reports of changes in ownership of such securities. Based on information provided to the Company by the individual officers and directors, the Company believes that all such reports were timely filed in fiscal 2005 by such directors and officers except that (i) Form 5s for fiscal 2005 were filed two days later than the time prescribed by the Securities and Exchange Commission rules by Anthony M. Aspin, Douglas A. Starrett, Steven Thomson, Stephen F. Walsh, George Webber and Roger U. Wellington, Jr., (ii) Mr. Montgomery filed a Form 4 later than the time prescribed by the Securities and Exchange Commission rules in connection with a purchase of shares of the Company’s Common Stock in October 2004, and (iii) upon appointment as CFO, Mr. Hylek filed his Form 3 later than the time prescribed by the Securities and Exchange Commission rules. Mr. Hylek’s Form 3 indicates that Mr. Hylek held no shares of the Company’s Common Stock.

II. RELATIONSHIP WITH INDEPENDENT AUDITORS

During the fiscal year ended June 25, 2005, Deloitte & Touche was engaged to perform the annual audit. Representatives of Deloitte & Touche are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so; they will be available to respond to appropriate questions.

The Company presently expects to engage Deloitte & Touche as auditors for the 2006 fiscal year, but the selection will not be made until the October 2005 meeting of the Company’s Board of Directors to be held after the Annual Meeting of Stockholders.

III. GENERAL

A. Solicitation and Voting

In case any person or persons named herein for election as a director should not be available for election at the Annual Meeting, proxies in the enclosed form (in the absence of express contrary instructions) may be voted for a substitute or substitutes as well as for other persons named herein.

As of the date of this proxy statement, management knows of no business that will be presented to the Annual Meeting that is not referred to in the accompanying notice, other than the approval of the minutes of the last meeting of stockholders, which action will not be construed as approval or disapproval of any of the matters referred to in such minutes.

As to other business, if any, that may properly come before the Annual Meeting, it is intended that proxies in the attached form that do not contain specific instructions to the contrary will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

The enclosed proxy is solicited by the Board of Directors of the Company. The cost of solicitation will be borne by the Company. Such solicitation will be made by mail and may also be made by the Company’s officers and employees personally or by telephone or telegram. The Company will, on request, reimburse brokers, custodians and nominees for their expenses in sending proxies and proxy material to beneficial owners. A proxy that is executed but that does not specify a vote for, against or in abstention will be voted in accordance with the recommendation of the Board of Directors contained herein.

Consistent with Massachusetts law and under the Company’s by-laws, a majority of the shares entitled to be cast on a particular matter, present in person or represented by proxy, constitutes a quorum as to such matter. Votes cast by proxy or in person at the Annual Meeting will be counted by persons appointed by the Company to act as election tellers for the Annual Meeting. The three nominees for election as directors at the Annual Meeting who receive the greatest number of votes properly cast for the election of directors will be elected directors. Should any of the nominees not remain a candidate at the end of the Annual Meeting (a situation which is not expected), proxies solicited hereunder will be voted in favor of those who remain as candidates and may be voted for substitute nominees, unless the Board determines to reduce the number of directors.

The election tellers will count shares represented by proxies that withhold authority to vote for a nominee for election as a director or that reflect abstentions and “broker non-votes” (i.e., shares represented at the meeting held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have the discretionary voting power on a particular matter) only as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum. Abstentions and broker non-votes will not be counted in favor of or against, and will have no other effect on the election of directors (Section I).

B. Stockholder Communication with the Board of Directors.

Stockholders can communicate directly with the Board by writing to: Board of Directors, c/o Clerk, The L.S. Starrett Company, 121 Crescent Street, Athol, Massachusetts 01331. The Clerk will forward such communications to the Board at, or prior to, the next meeting of the Board.

Stockholders wishing to communicate only with the Company’s independent directors (i.e., non-management directors) can address their communications to “Independent Directors, c/o Corporate Governance and Nominating Committee” at the same address as above. These communications will be handled by the chair of the Corporate Governance and Nominating Committee and forwarded to the independent directors at or prior to the next meeting of the independent directors. The Board, or the independent directors will determine, in such group’s sole discretion, the method by which any such communications will be reviewed and considered.

Communications to the Board (including to the independent directors) should not exceed 200 words in length, excluding the information required to accompany the communication. All such communications must be accompanied by the following information: (i) a statement of the type and amount of the securities of the Company that the person holds; and (ii) the address, telephone number and e-mail address, if any, of the person submitting the communication.

C. Corporate Governance

The Company’s Corporate Governance Policy, and its Policy on Business Conduct and Ethics (“Ethics Policy”) for all directors, officers and employees of the Company, including executive officers, as well as any waivers under the Ethics Policy granted to directors and executive officers, are available on the Company’s web site at www.starrett.com. Stockholders may also obtain free of charge printed copies of these policies as well as the committee charters for the Company’s Board of Directors by writing to the Clerk of the Company at the Company’s headquarters.

D. Submission of Stockholder Proposals

Stockholder proposals for inclusion in the Company’s proxy statement for its 2006 Annual Meeting under the SEC’s rules must be received by the Company no later than May 22, 2006.

Under the Company’s By-laws, stockholders who wish to make a proposal at the 2006 Annual Meeting, other than one that will be included in the Company’s proxy statement, must notify the Company not less than 120 days nor more than 150 days prior to the meeting; provided that in the event that less than 130 days’ notice or prior public disclosure of the date of meeting is given or made to stockholders, the notice must be received no later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure is made. If a stockholder who wishes to present a proposal fails to notify the Company in accordance with the procedure set forth in the Company’s By-laws, the stockholder would not be entitled to present the proposal at the meeting. If, however, notwithstanding the requirements of the Company’s By-laws, the proposal is brought before the meeting, then under the SEC’s proxy rules the proxies solicited by management with respect to the Annual Meeting will confer discretionary voting authority with respect to the stockholder’s proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC’s proxy rules.

E. Additional Information

The Company makes available through its web site, www.starrett.com, its annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed pursuant to Section 13(a) and 15(d) of the Exchange Act.

IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED IT IS IMPORTANT THAT THE PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD IN THE STAMPED ENVELOPE ADDRESSED TO MELLON INVESTOR SERVICES LLC, THE COMPANY’S TRANSFER AGENT, OR TO VOTE BY TELEPHONE OR OVER THE INTERNET AS PROVIDED ON THE ENCLOSED INSTRUCTIONS. Stockholders who execute proxies, but attend the Annual Meeting in person, may withdraw their proxies and vote directly if they prefer or may allow their proxies to be voted with the similar proxies sent in by other stockholders. The Company’s transfer agent will assist the Company in tabulating the stockholder vote.

September 19, 2005

The Shares represented hereby will be voted as directed herein but, if no direction is indicated hereon, they will be voted FOR or, where applicable, in accordance with the terms of the trusts.	Mark Here if you have made an Address	☐
Change or Comments on the Reverse Side

MANAGEMENT RECOMMENDS A VOTE FOR THE FOLLOWING

PROPOSAL AS SET FORTH IN THE PROXY STATEMENT:

1. ELECTION OF DIRECTORS:			This instrument delegates discretionary authority with respect to matters not known or determined at the time of solicitation of this instrument.
	FOR ALL (except as marked to the contrary)	WITHHELD FOR ALL
NOMINEES: Class A Stockholders:
(01) Ralph G. Lawrence	☐	☐	PLEASE MARK, SIGN, DATE AND RETURN THIS INSTRUMENT PROMPTLY IN THE ENCLOSED ENVELOPE
Class A and B Stockholders: (02) Antony McLaughlin (03) Stephen F. Walsh
For all nominees except as noted on line above			☐ I PLAN TO ATTEND THE MEETING

Signature	Date	Signature	Date

NOTE: Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign corporate name in full by authorized officer.

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Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/scx Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,

you do NOT need to mail back your proxy card.

PROXY

THE L.S. STARRETT COMPANY

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE L.S. STARRETT

COMPANY FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD OCTOBER 12, 2005

The undersigned hereby (i) constitutes and appoints, and (ii) where this proxy solicitation relates to shares allocated to the undersigned under the Employee Stock Ownership Plan, instructs Douglas A. Starrett, Randall J. Hylek and Harold J. Bacon, and each of them, as trustees under the Employee Stock Ownership Plan, to constitute and appoint, and (iii) where this proxy solicitation relates to shares allocated to the undersigned with respect to his or her interest in the Common Stock fund (also known as the Starrett Stock Fund) under the 401(k) Stock Savings Plan, instructs Circle Trust Company as trustee under the 401(k) Stock Savings Plan to constitute and appoint, Douglas A. Starrett, Stephen F. Walsh and Richard B. Kennedy, and each of them, as attorneys and proxies, with full power of substitution, to vote and act in the manner designated on the reverse side at the Annual Meeting of Stockholders of The L. S. Starrett Company (the “Company”) to be held on the 12th day of October, 2005 at 2:00 p.m. at the office of the Company in Athol, Massachusetts, and any adjournment thereof, upon and in respect of all of the shares of the Class A and Class B Common Stock of the Company as to which the undersigned may be entitled to vote or act, or as to which the undersigned may be entitled to provide instructions under the Employee Stock Ownership Plan or the 401(k) Stock Savings Plan, with all the powers the undersigned would possess if personally present, and without limiting the general authorization hereby given, the undersigned directs that his or her vote be cast as specified in the Proxy. The undersigned hereby revokes any proxy previously granted to vote the same shares of stock for said meeting.

SEE REVERSE SIDE	(Continued and to be marked, dated and signed, on the other side)	SEE REVERSE SIDE

Address Change/Comments (Mark the corresponding box on the reverse side)

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